                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                       Nokomis Capital, L.L.C.

Address:                                    2305 Cedar Springs Rd.
                                            Suite 420
                                            Dallas, TX 75201

Date of Event Requiring Statement:          05/21/2020